SCHEDULE 14A INFORMATION

    Proxy Statement Pursuant to Section 14(a) of the Securities Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                          BIO-TECHNOLOGY GENERAL CORP.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
[ ]  $500 per each party to the controversy pursuant to Exchange Act
     Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

        ------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     5) Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:
         -------------------------------------------------------

     2)  Form, Schedule or Registration Statement No.:
         -------------------------------------------------------

     3)  Filing Party:
         -------------------------------------------------------

     4)  Date Filed:
         -------------------------------------------------------

                          BIO-TECHNOLOGY GENERAL CORP.
                              70 WOOD AVENUE SOUTH
                            ISELIN, NEW JERSEY 08830
                                 (908) 632-8800

                                                                  May 15, 1996

Dear Fellow Stockholder:

     You are cordially invited to attend the Company's Annual Meeting of Stockholders to be held at 11:00 a.m. on Thursday, June 27, 1996, at The Metropolitan Club, 1 East 60th Street, New York, New York.

     This year, you are being asked only to elect nine directors to the Company's Board of Directors. In addition, I will be pleased to report on the affairs of the Company and a discussion period will be provided for questions and comments of general interest to stockholders.

     We look forward to greeting personally those stockholders who are able to be present at the meeting; however, whether or not you plan to be with us at the meeting, it is important that your shares be represented. Accordingly, you are requested to sign and date the enclosed proxy and mail it in the envelope provided at your earliest convenience.

     Thank you for your cooperation.



                                                        Very truly yours,



                                                        /s/ SIM FASS
                                                        ------------------------
                                                        Sim Fass
                                                        President and
                                                        Chief Executive Officer

                          BIO-TECHNOLOGY GENERAL CORP.

                              ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                              ---------------------

                                                            New York, New York
                                                                  May 15, 1996

     Notice is hereby given that the Annual Meeting of Stockholders of Bio-Technology General Corp. will be held on Thursday, June 27, 1996, at 11:00 a.m., at The Metropolitan Club, 1 East 60th Street, New York, New York for the following purposes:

          (1) To elect nine directors to serve for the ensuing year; and

          (2) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Stockholders of record at the close of business on May 1, 1996 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

     All stockholders are cordially invited to attend the Annual Meeting in person. Stockholders who are unable to attend the Annual Meeting in person are requested to complete and date the enclosed form of proxy and return it promptly in the envelope provided. No postage is required if mailed in the United States. Stockholders who attend the Annual Meeting may revoke their proxy and vote their shares in person.

                                                        ROY L. GOLDMAN
                                                          Secretary

                          BIO-TECHNOLOGY GENERAL CORP.
                              70 WOOD AVENUE SOUTH
                            ISELIN, NEW JERSEY 08830

                                 ---------------

                                 PROXY STATEMENT

                                ----------------

                               GENERAL INFORMATION

PROXY SOLICITATION

     This Proxy Statement is furnished to the holders of Common Stock, par value $.01 per share (the "Common Stock"), of Bio-Technology General Corp. (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies for use at the Annual Meeting of Stockholders to be held on Thursday, June 27, 1996, or at any adjournment thereof, pursuant to the accompanying Notice of Annual Meeting of Stockholders. The purposes of the meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Stockholders. The Board of Directors is not currently aware of any other matters which will come before the meeting.

     Proxies for use at the meeting are being solicited by the Board of Directors of the Company. Proxies will be mailed to stockholders on or about May 15, 1996 and will be solicited chiefly by mail. The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the shares and will reimburse them for their expenses in so doing. Should it appear desirable to do so in order to ensure adequate representation of shares at the meeting, officers, agents and employees of the Company may communicate with stockholders, banks, brokerage houses and others by telephone, facsimile or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company. The Company has no present plans to hire special employees or paid solicitors to assist in obtaining proxies, but reserves the option of doing so if it should appear that a quorum otherwise might not be obtained.

REVOCABILITY AND VOTING OF PROXY

     A form of proxy for use at the Annual Meeting of Stockholders and a return envelope for the proxy are enclosed. Stockholders may revoke the authority granted by their execution of proxies at any time before their effective exercise by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the meeting. Shares of the Company's Common Stock represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. If no specifications are given, the proxies intend to vote the shares represented thereby for all listed nominees for director and in accordance with their best judgment on any other matters which may properly come before the meeting.

RECORD DATE AND VOTING RIGHTS

     Only stockholders of record at the close of business on May 1, 1996 are entitled to notice of and to vote at the Annual Meeting or any and all adjournments thereof. On May 1, 1996 there were 43,729,877 shares of Common Stock outstanding; each such share is entitled to one vote on each of the matters to be presented at the Annual Meeting. The holders of a majority of the outstanding shares of Common Stock, present in person or by proxy and entitled to vote, will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. "Broker non-votes" are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. Under applicable Delaware law, the effect of broker non-votes on a particular matter depends on whether the matter is one as to which the broker or nominee has discretionary voting authority under the applicable rule of the New York Stock Exchange. With respect to the proposal to elect directors, abstentions, broker non-votes and instructions on the accompanying proxy card to withhold authority to vote for one or more nominees will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth information as of April 30, 1996 (except as otherwise noted in the footnotes) regarding the beneficial ownership (as defined by the Securities and Exchange Commission (the "SEC")) of the Company's Common Stock of: (i) each person known by the Company to own beneficially more than five percent of the Company's outstanding Common Stock; (ii) each director and nominee for election as a director of the Company; (iii) each executive officer named in the Summary Compensation Table (see "Executive Compensation"); and (iv) all directors and executive officers of the Company as a group. Except as otherwise specified, the named beneficial owner has the sole voting and investment power over the shares listed.

                                      AMOUNT AND NATURE OF
                                     BENEFICIAL OWNERSHIP OF       PERCENTAGE OF
NAME OF BENEFICIAL OWNER                  COMMON STOCK             COMMON STOCK
- ------------------------             -----------------------       -------------
Grace Holdings, L.P. ..........           3,853,300 (1)                8.8%
 1000 W. Diversey, Suite 233
 Chicago, Illinois 60614

Elliott Associates, L.P. ......           3,685,462 (2)                8.4%
 712 Fifth Avenue, 36th Floor
 New York, New York 10019

Momar Corporation .............           2,650,390 (3)                6.1%
 160 Broadway
 New York, New York 10038

Herbert J. Conrad .............              22,332 (4)                   *
Sim Fass ......................             716,250 (5)                1.6%
Marian Gorecki ................             376,250 (6)                   *
Fred Holubow ..................              94,605 (7)                   *
David Haselkorn ...............             505,000 (8)                   *
Hoffer Kaback .................               1,760                       *
Nadim Kassem ..................             145,500 (9)                   *
Charles MacDonald .............              13,625 (10)                  *
Moses Marx ....................           2,664,015 (3)(10)            6.1%
Ronald J. Simko ...............              10,000 (11)                  *
David Tendler .................              20,809 (12)                  *

                                      AMOUNT AND NATURE OF
                                     BENEFICIAL OWNERSHIP OF       PERCENTAGE OF
NAME OF BENEFICIAL OWNER                  COMMON STOCK             COMMON STOCK
- ------------------------             -----------------------       -------------
Virgil Thompson ...............              15,000 (12)                   *
Dan Tolkowsky .................              68,508                        *
Bradford T. Whitmore ..........           3,871,925 (13)                8.9%
All directors and executive
 officers as a group
 (17 persons) .................           8,585,579 (2)(13)(14)        18.9%

- -------------
 *   Represents less than one percent of the Company's Common Stock.

(1) Includes 1,530,614 shares of Common Stock held of record by Grace Brothers, Ltd. and 408,686 shares of Common Stock held of record by Grace Brothers International, Ltd. Both Grace Holdings, L.P. and Grace Brothers International, Ltd. are substantially wholly owned affiliates of Grace Brothers, Ltd. See note 13.

(2) Information included herein concerning the shares of Common Stock owned beneficially by Elliott Associates, L.P. is as of April 29, 1996 and was taken from a Schedule 13D that was filed with the Securities and Exchange Commission by a group including Elliott Associates, L.P. on May 1, 1996.

(3) Includes 1,000,000 shares of Common Stock owned by Momar Corp., a Maryland corporation of which Mr. Marx, a director of the Company, is the President and sole director, and 1,650,390 shares of Common Stock owned by United Equities (Commodities) Company, a partnership of which Mr. Marx owns a majority interest. Mr. Moses Marx, United Equities (Commodities) Company and Momar Corp. filed a joint Schedule 13D because they may be deemed to constitute a "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). See note 10.

(4) Includes 15,000 shares which may be acquired through the exercise of stock options. Does not include 5,000 shares of Common Stock issuable upon the exercise of options which are not exercisable within 60 days of April 30, 1996.

(5) Includes 696,250 shares which may be acquired through exercise of stock options. Does not include 211,250 shares of Common Stock issuable upon the exercise of options which are not exercisable within 60 days of April 30, 1996.

(6) Includes 316,250 shares which may be acquired through the exercise of stock options. Does not include 106,250 shares of Common Stock issuable upon the exercise of options which are not exercisable within 60 days of April 30, 1996.

(7) Includes 1,000 shares of Common Stock owned by a trust of which Mr. Holubow is a trustee, which shares Mr. Holubow is deemed to beneficially own. Includes 15,000 shares which may be acquired through exercise of stock options. Does not include 5,000 shares of Common Stock issuable upon the exercise of options which are not exercisable within 60 days of April 30, 1996. Mr. Holubow is not standing for reelection at the Annual Meeting of Stockholders.

(8) Includes 442,500 shares which may be acquired through the exercise of stock options. Does not include 127,500 shares of Common Stock issuable upon the exercise of options which are not exercisable within 60 days of April 30, 1996.

(9) Includes 142,500 shares which may be acquired through the exercise of stock options. Does not include 57,500 shares of Common Stock issuable upon the exercise of options which are not exercisable within 60 days of April 30, 1996.

(10) Includes 10,000 shares which may be acquired through exercise of stock options. Does not include 10,000 shares of Common Stock issuable upon the exercise of options which are not exercisable within 60 days of April 30, 1996.

(11) Consists of shares which may be acquired upon the exercise of stock options. Does not include 30,000 shares of Common Stock issuable upon the exercise of options which are not exercisable within 60 days of April 30, 1996.

(12) Includes 15,000 shares which may be acquired through exercise of stock options. Does not include 5,000 shares of Common Stock issuable upon the exercise of options which are not exercisable within 60 days of April 30, 1996.

(13) Includes 1,914,000 shares of Common Stock held of record by Grace Holdings, L.P., 1,530,614 shares of Common Stock held of record by Grace Brothers, Ltd. and 408,686 shares of Common Stock held of record by Grace Brothers International, Ltd. Both Grace Holdings, L.P. and Grace Brothers International, Ltd. are substantially wholly owned affiliates of Grace Brothers, Ltd. Mr. Bradford T. Whitmore may be deemed the beneficial owner of the 3,853,300 shares owned by such entities due to the fact that he is a general partner of Grace Brothers, Ltd. and the sole shareholder of a general partner of Grace Holdings, L.P. Includes 15,000 shares which may be acquired through the exercise of options. Does not include 5,000 shares of Common Stock issuable upon the exercise of options which are not exercisable within 60 days of April 30, 1996.

(14) Includes 3,853,300 shares beneficially owned by Grace Holdings L.P. (see
     Note 13), 2,650,390 shares beneficially owned by Momar Corporation (see
     Note 2) and 1,782,500 shares of Common Stock which may be acquired upon the exercise of stock options.

                         PROPOSAL--ELECTION OF DIRECTORS

     Nine directors (constituting the entire Board) are to be elected at the Annual Meeting. Unless otherwise specified, the enclosed proxy will be voted in favor of the persons named below to serve until the next annual meeting of stockholders and until their successors shall have been duly elected and shall qualify. In the event any of these nominees shall be unable to serve as a director, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee. All nominees have consented to be named and have indicated their intent to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable to serve or that any vacancy on the Board of Directors will occur.

     The nominees, their ages, the year in which each first became a director and their principal occupations or employment during the past five years are:


                                        YEAR FIRST
DIRECTOR                  AGE          BECAME DIRECTOR        PRINCIPAL OCCUPATION DURING THE PAST FIVE YEARS
- --------                  ---          ---------------        -----------------------------------------------
Herbert J. Conrad ..       63              1993                 Retired; President of Roche Pharmaceuticals
                                                                 Division, Hoffmann-La Roche from December 1981
                                                                 until September 1993. (1)

Sim Fass ...........       54              1983                 President/CEO of the Company and President
                                                                 of Bio-Technology General (Israel) Ltd.,the
                                                                 Company's wholly-owned subsidiary ("BTG Israel"),
                                                                 since May 1984; Treasurer of the Company since
                                                                 August 1983; Chief Operating Officer of BTG Israel
                                                                 between August 1983 and May 1987. (1)(2)


                                        YEAR FIRST
DIRECTOR                  AGE          BECAME DIRECTOR        PRINCIPAL OCCUPATION DURING THE PAST FIVE YEARS
- --------                  ---          ---------------        -----------------------------------------------
Hoffer Kaback ......      46              1989                  President of Gloucester Capital Corporation
                                                                 since  1980;   General   Partner  of  Bosworth
                                                                 Partners,  an  investment  partnership,  since
                                                                 1986. (3)(4)

Charles MacDonald ..      38              1994                  Individual investor since July 1995; Portfolio
                                                                  Manager  at  Elliott  Associates,   L.P.  from
                                                                  November 1987 to July 1995. (1)

Moses Marx .........      60              1994                  Partner of United Equities Company since
                                                                  June 1954 and partner of United Equities
                                                                  (Commodities) Company since January 1972. (1)(5)

David Tendler ......      58              1994                  Chairman of Tendler Beretz Associates Ltd.
                                                                  since  January  1985;   Chairman  of  Melville
                                                                  BioLogics    Inc.    since    February   1995;
                                                                  Co-Chairman  and Chief  Executive  Officer  of
                                                                  Phibro-Salomon,  Inc. (now Salomon, Inc.) from
                                                                  May 1982 until October 1984. (1)(3)(5)

Virgil Thompson ....      56              1994                  President and Chief Executive Officer of
                                                                  Cytel Corporation since January 1996; President
                                                                  and Chief Executive Officer of CIBUS
                                                                  Pharmaceutical, Inc. from July 1994 until January
                                                                  1996; President from August 1991 to August 1993
                                                                  and Executive Vice President from March 1986 to
                                                                  August 1991 of Syntex Laboratories, Inc. (3)(5)

Dan Tolkowsky ......      75              1985                  Partner at Adler & Tolkowsky Management
                                                                  Associates, the general partner of Athena Venture
                                                                  Partners L.P., a venture capital partnership,
                                                                  since May 1985; prior thereto, Vice Chairman and
                                                                  Managing Director of Discount Investment
                                                                  Corporation (Tel-Aviv); Chairman of the Executive
                                                                  Committee of BTG Israel from 1983 through October
                                                                  1989. (5)

Bradford T. Whitmore      38              1994                  General Partner of Grace Brothers, Ltd. since
                                                                  January 1986. (1)

- --------------

(1)  Member of the Executive Committee of the Board of Directors.

(2) Pursuant to Dr. Fass' employment agreement with the Company, the Company has agreed to nominate Dr. Fass for election as a director during all periods when Dr. Fass serves as President and Chief Executive Officer of the Company. See "Executive Compensation-Employment Agreements."

(3)  Member of the Audit Committee of the Board of Directors.

(4) In connection with the Company's offer to exchange (a) $250 principal amount of the Company's Series A 7 1/2% Senior Secured Convertible Notes due January 15, 1995 and 200 shares of the Company's Common Stock for each $1,000 principal amount of its 7 1/2% Convertible Senior Subordinated
     Notes due April 15, 1997 and (b) $250 principal amount of the Company's Series B 11% Senior Secured Convertible Notes due October 15, 1998 and 200 shares of Common Stock for each $1,000 principal amount of its 11% Convertible Senior Subordinated Debentures due 2006, the Company reached an agreement with Elliott Associates, L.P., Grace Brothers, Ltd. and Wechsler & Krumholz, Inc. (the "Group") to appoint as a director a person designated by the Group and to nominate as a director and solicit proxies for the Group's nominee. The Company and the Group have terminated this agreement. Mr. Kaback was the representative designated by the Group to serve as a director of the Company.

(5) Member of the Compensation and Stock Option Committee of the Board of Directors.

     Mr. Conrad is a director of Bradley Pharmaceuticals, Inc., Gensia, Inc. and Dura Pharmaceuticals, Inc. Mr. Holubow, a director of the Company who is not standing for reelection at the Annual Meeting of Stockholders, is a director of Jefferson State Bank, Thermo Remediation Inc. and Unimed Pharmaceuticals, Inc. Mr. Kaback is a director of Lewis Galoob Toys, Inc. and Sunshine Mining and Refining Co. Mr. Marx is a director of The Cooper Companies, Inc. and Cooper Life Sciences, Inc. Mr. Tendler is a director of Ryan, Beck & Co. Mr. Thompson is a director of Cytel Corporation and Cypros Pharmaceuticals Corp. Mr. Whitmore is a director of Patten Corp.

     On December 6, 1994 the Board reestablished the Executive Committee to exercise, to the extent authorized by law, all of the powers and authority of the Board in the management of the business and affairs of the Company. Messrs. Herbert Conrad, Sim Fass, Charles MacDonald, Moses Marx, David Tendler and Bradford Whitmore are the current members of the Executive Committee. During the fiscal year ended December 31, 1995 the Executive Committee held four meetings.

     In November 1989, the Board formed an Audit Committee to review the internal accounting procedures of the Company and to consult with and review the Company's independent auditors and the services provided by such auditors. Messrs. Fred Holubow, Hoffer Kaback, David Tendler and Virgil Thompson are the current members of the Audit Committee. During the fiscal year ended December 31, 1995, the Audit Committee held one meeting.

     In January 1990, the Board formed a Compensation Committee. In May 1990, the Board combined the Compensation Committee and the Stock Option Plan Committee to form the Compensation and Stock Option Committee to review compensation practices, to recommend compensation for executives and key employees, and to administer the Company's stock option plans. Messrs. Moses Marx, David Tendler, Virgil Thompson and Dan Tolkowsky are the current members of the Compensation and Stock Option Committee. During the fiscal year ended December 31, 1995, the Compensation and Stock Option Committee acted by unanimous written consent in lieu of a meeting one time and held one meeting.

     During the fiscal year ended December 31, 1995, the Board of Directors held five meetings. Each director attended at least 75% of the meetings of the Board of Directors held when he was a Director and of all committees of the Board of Directors on which he served.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's Common Stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers, directors and greater than ten percent beneficial owners are required by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

     Based upon a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that during fiscal 1995 all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with, except that Herbert Conrad failed to file a Form 4 on a timely basis and Marian Gorecki failed to file two Form 4s on a timely basis.

VOTE REQUIRED

     The nine nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote, a quorum being present, shall be elected as directors. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for all nominees in the absence of instruction to the contrary. Abstentions, broker non-votes and instructions on the accompanying proxy card to withhold authority to vote for one or more nominees will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action.

     THE BOARD OF DIRECTORS DEEMS "PROPOSAL-ELECTION OF DIRECTORS" TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" EACH NOMINEE.

                             EXECUTIVE COMPENSATION

     The following table shows all the cash compensation paid or to be paid by the Company or its subsidiaries as well as certain other compensation paid or accrued during the fiscal years indicated to the Chief Executive Officer of the Company and each of the four other most highly compensated executive officers of the Company for such period in all capacities in which they served.

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG TERM      ALL OTHER
                                                         ANNUAL COMPENSATION       COMPENSATION   COMPENSATION(1)
                                           FISCAL     -------------------------    -------------  ---------------
NAME AND PRINCIPAL POSITION                 YEAR      SALARY ($)    BONUS($)(2)     OPTIONS(#)
- ---------------------------                 ----      ----------    -----------     ----------
Sim Fass (3) .......................         1995      $282,500     $100,000          60,000        $4,620(4)
 President and Chief                         1994       264,583      115,000         120,000         4,620(4)
 Executive Officer                           1993       243,039      105,000         157,500

David Haselkorn (3) ................         1995       177,102       70,000          50,000
 Senior Vice President and                   1994       163,750       60,000          80,000
 Chief Operating Officer;                    1993       149,267       50,000         100,000
 General Manager of BTG-Israel

Marian Gorecki (3) .................         1995       163,102       55,000          35,000
 Senior Vice President--                     1994       148,750       40,000          70,000
 Chief Technical Officer                     1993       134,267       40,000          82,500

Nadim Kassem (3) ...................         1995       190,500       25,000          20,000         4,620(4)
 Senior Vice President--                     1994       178,750       30,000          60,000         4,620(4)
 Chief Medical Officer                       1993       173,696       15,000          25,000        40,000(5)

Ronald J. Simko (6) ................         1995       128,333       15,000          10,000         4,620(4)
 Vice President-Manufacturing                1994        43,109           --          30,000           600(4)

- -------------
(1) Pursuant to the SEC's rules on executive compensation disclosure, "All Other Compensation" does not include perquisites because the aggregate amount of such compensation for each of the persons listed did not exceed the lesser of (i) $50,000 or (ii) 10 percent of the combined salary and bonus for such person in each such year.

(2)  Bonuses paid during a fiscal year are for the prior fiscal year.

(3) Each of Drs. Fass, Haselkorn, Kassem and Gorecki is a party to an employment agreement with the Company. See "--Employment Agreements."

(4) Represents the Company's matching contribution pursuant to its 401(k) defined contribution plan.

(5) Pursuant to his employment agreement, the Company loaned Dr. Kassem $40,000 which was forgiven in full on June 1, 1993. See "--Employment Agreements."

(6)  Mr. Simko joined the Company in August 1994.

     The following table sets forth information with respect to option grants in 1995 to the persons named in the Summary Compensation Table.


                        OPTION GRANTS IN LAST FISCAL YEAR

                              NUMBER OF    % OF TOTAL                                     POTENTIAL REALIZED VALUE AT
                              SECURITIES    OPTIONS                                        ASSUMED ANNUAL RATES OF
                              UNDERLYING   GRANTED TO   EXERCISE    MARKET                 STOCK PRICE APPRECIATION
                               OPTIONS     EMPLOYEES    OR BASE    PRICE ON                  FOR OPTION TERM (3)
                               GRANTED     IN FISCAL     PRICE     DATE OF    EXPIRATION    -----------------------
NAME                           (#)(1)       YEAR(2)      ($/SH)     GRANT       DATE          5%($)         10%($)
- -----                          ------       -------      ------     -----      --------     --------       --------
Sim Fass                       60,000        4.81%       $3.50      $3.50      06/13/05     $132,068       $334,686

David Haselkorn                50,000        4.01         3.50       3.50      06/13/05      110,057        278,905

Marian Gorecki                 35,000        2.81         3.50       3.50      06/13/05       77,040        195,254

Nadim Kassem                   20,000        1.60         3.50       3.50      06/13/05       44,023        111,562

Ronald Simko                   10,000        0.80         3.50       3.50      06/13/05       22,012         55,781
- -------------------

(1) Options vest ratably over four years on the anniversary date of the grant unless otherwise indicated; however, options granted under the Company's 1992 Stock Option Plan and certain other options become immediately exercisable upon a change in control of the Company. See "--Employment Agreements."

(2) Based upon options to purchase 1,247,734 shares granted to all employees in 1995.

(3) These amounts represent assumed rates of appreciation in the price of the Company's Common Stock during the terms of the options in accordance with rates specified in applicable federal securities regulations. Actual gains, if any, on stock option exercises will depend on the future price of the Common Stock and overall stock market conditions. The 5% rate of appreciation over the 10 year option term of the $3.50 stock price on the date of grant would result in a stock price of $5.70. The 10% rate of appreciation over the 10 year option term of the $3.50 stock price on the date of grant would result in a stock price of $9.08. There is no representation that the rates of appreciation reflected in this table will be achieved.

     The following table sets forth information with respect to (i) stock options exercised in 1995 by the persons named in the Summary Compensation Table and (ii) unexercised stock options held by such individuals at December 31, 1995.

                           AGGREGATED OPTION EXERCISES
              IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

                                                                   NUMBER OF UNEXERCISED        VALUE OF UNEXERCISED
                                                                  OPTIONS HELD AT FISCAL      IN-THE-MONEY OPTIONS AT
                                       SHARES                           YEAR END               FISCAL YEAR END ($)(1)
                                     ACQUIRED ON      VALUE      -------------------------   -------------------------
NAME                                 EXERCISE (#)   REALIZED ($) EXERCISABLE UNEXERCISABLE   EXERCISABLE UNEXERCISABLE
- ----                                 ------------   -----------  ----------- -------------   ----------- -------------
Sim Fass                                 --             --         771,250     256,250        $388,544         $0

David Haselkorn                          --             --         397,500     172,500         131,100          0

Marian Gorecki (2)                    24,500         47,405        290,000     132,500           8,075          0

Nadim Kassem                             --             --         102,500     102,500               0          0

Ronald Simko                             --             --           7,500      32,500               0          0
- -------------------

(1) Based on a closing stock price of the Company's Common Stock on December 29, 1995 of $2.40625.

(2) On March 7, 1995, September 11, 1995 and December 12, 1995 Marian Gorecki exercised options to acquire 5,000, 12,000 and 7,500 shares, respectively, of the Company's Common Stock at a price of $1.06 per share. The closing price of the Company's Common Stock on March 7, 1995, September 11, 1995 and December 12, 1995 was $2.375, $2.9375 and $3.50, respectively.

EMPLOYMENT AGREEMENTS

     The Company and Sim Fass entered into an employment agreement dated as of January 1, 1990 (the "Fass Agreement") pursuant to which Dr. Fass serves as President and Chief Executive Officer of the Company. At January 1, 1996, the Fass Agreement was automatically renewed for another two year period, and will automatically be renewed for successive two year periods thereafter unless either party gives the other notice of nonrenewal. The Fass Agreement also provides that the Company will nominate Dr. Fass for election as a director during all periods when he serves as President and Chief Executive Officer of the Company. For his services, Dr. Fass is currently entitled to an annual salary of $290,000, with bonuses to be determined at the discretion of the Company's Board. In the event Dr. Fass' employment is terminated by the Company at any time for any reason other than justifiable cause, disability or death, or the Company shall fail to renew the Fass Agreement at any time within two years following a "Change of Control of the Company," the Company shall pay Dr. Fass, for a period equal to the longer of (1) the remaining term of the Fass Agreement or (2) one year (such period being hereinafter referred to as the "Fass Severance Period") a monthly payment equal to $20,000, which amount shall be in lieu of any and all other payments due and owing to Dr. Fass under the terms of the Fass Agreement. During the Fass Severance Period, the Company shall continue to provide Dr. Fass with health, life and disability insurance. In the event the Company elects not to renew the Fass Agreement other than within two years following a "Change in Control of the Company," the Company is obligated to pay Dr. Fass a severance payment equal to the sum of one month's salary plus 1/12 of his most recently declared bonus for each year Dr. Fass has been employed by the Company.

     Pursuant to the Fass Agreement, all options granted or to be granted to Dr. Fass under any Company stock option plan shall become immediately exercisable and all restrictions against disposition, if any, which have not otherwise lapsed shall immediately lapse if (i) Dr. Fass' employment with the Company is terminated upon a determination by the Company's Board that the performance of his duties has not been fully satisfactory for any reason that would not constitute "justifiable cause" (as defined in the Fass Agreement), (ii) Dr. Fass dies or is disabled (as defined in the Fass Agreement) while employed by the Company, (iii) Dr. Fass is not nominated by the Company for re-election to the Company's Board, other than for justifiable cause, (iv) there shall occur a material reduction in Dr. Fass' duties, other than for justifiable cause, or (v) any event constituting a Change in Control of the Company shall occur while Dr. Fass is employed by the Company.

     For purposes of the Fass Agreement, the Haselkorn Agreement (as described below) and the Gorecki Agreement (as described below), a "Change in Control of the Company" shall be deemed to occur if (i) there shall be consummated (x) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (ii) the stockholders of the Company shall approve any plan or proposal for liquidation or dissolution of the Company, or (iii) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange
Act) of 40% or more of the Company's outstanding Common Stock other than pursuant to a plan or arrangement entered into by such person and the Company, or (iv) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

     The Company and David Haselkorn entered into an employment agreement dated as of September 5, 1990 (the "Haselkorn Agreement") pursuant to which Dr. Haselkorn serves as Senior Vice President and Chief Operating Officer of the Company and General Manager of BTG Israel. At September 5, 1994, the Haselkorn Agreement was automatically renewed for an additional two year period, and will automatically be renewed for successive two year periods unless either party gives the other notice of nonrenewal. For his services, Dr. Haselkorn is currently entitled to an annual salary of $183,000 and to bonuses to be determined at the discretion of the Company's Board. In the event that Dr. Haselkorn's employment is terminated by the Company at any time for any reason other than justifiable cause, disability or death, or the Company shall fail to renew the Haselkorn Agreement at any time within two years following a "Change in Control of the Company," the Company is obligated to pay Dr. Haselkorn an amount equal to the greater of (i) one year's salary plus Dr. Haselkorn's most recent bonus, if any, or (ii) the product of one month's salary plus 1/12 of Dr. Haselkorn's most recently declared bonus multiplied by the number of years Dr. Haselkorn has been employed by the Company.

     BTG Israel and Marian Gorecki entered into an employment agreement dated as of September 5, 1990 (the "Gorecki Agreement") pursuant to which Dr. Gorecki serves as Senior Vice President and Chief Technical Officer of BTG Israel. At September 5, 1994, the Gorecki Agreement was automatically renewed for an additional two year period, and the Gorecki Agreement provides that it automatically will be renewed for successive two year periods unless either party gives the other notice of nonrenewal. For his services, Dr. Gorecki is currently entitled to an annual salary of $170,000 and to bonuses to be determined at the discretion of the Company's Board. In the event that Dr. Gorecki's employment is terminated by BTG Israel at any time for any reason other than justifiable cause, disability or death, or BTG Israel shall fail to renew the Gorecki Agreement at any time within two years following a "Change in Control of the Company," BTG Israel is obligated to pay Dr. Gorecki an amount equal to the greater of (i) one year's salary plus Dr. Gorecki's most recent bonus, if any, or (ii) the product of one month's salary plus 1/12 of Dr. Gorecki's most recently declared bonus multiplied by the number of years Dr. Gorecki has been employed by BTG Israel.

     The Company and Nadim Y. Kassem, M.D. entered into an employment agreement dated as of June 1, 1992 (the "Kassem Agreement") pursuant to which Dr. Kassem serves as Senior Vice President-Chief Medical Officer of the Company. At June 1, 1994, the Kassem Agreement was automatically renewed for an additional two year period, and will be automatically renewed for successive two year periods unless either party gives the other notice of nonrenewal. For his services, Dr. Kassem is currently entitled to an annual salary of $196,000 and to bonuses to be determined at the discretion of the Company's Board. In the event Dr. Kassem's employment is terminated by the Company at any time for any reason other than justifiable cause, disability or death, or the Company shall fail to renew the Kassem Agreement, the Company is obligated to pay Dr. Kassem, for a period equal to the longer of (1) the remaining term of the Kassem Agreement or (2) one year (such period being hereinafter referred to as the "Kassem Severance Period") a bi-monthly payment equal to 1/24th of his annual salary, which amount shall be in lieu of any and all other payments due and owing to Dr. Kassem under the terms of the Kassem Agreement. During the Kassem Severance Period, the Company shall continue to provide Dr. Kassem with health and disability insurance until the earlier of (1) one year or (2) such time as Dr. Kassem becomes eligible to participate in another employer's health and disability insurance plan.

     In connection with the commencement of his employment with the Company, Dr. Kassem was granted options to purchase 100,000 shares of the Company's Common Stock at an exercise price of $6.50 per share, which options were to become exercisable in four annual installments of 25,000 shares each. On the date of grant of the option, the fair market value of the Company's Common Stock was $7.50. If (i) Dr. Kassem's employment with the Company is terminated upon a determination by the Company's Board that the performance of his duties has not been fully satisfactory for any reason that would not constitute "justifiable cause" (as defined in the Kassem Agreement) or

(ii) Dr. Kassem dies or is disabled (as defined in the Kassem Agreement) while employed by the Company, these options shall become immediately exercisable. On June 1, 1996 these options will become fully exercisable.

     Pursuant to the Kassem Agreement, the Company loaned to Dr. Kassem $40,000. The Company agreed to forgive repayment of the loan on June 1, 1993 if Dr. Kassem was then still an employee of the Company and under certain other circumstances. This loan was forgiven on June 1, 1993.

     The Company and William Pursley entered into an employment agreement dated as of April 24, 1995 (the "Pursley Agreement") pursuant to which Mr. Pursley serves as Senior Vice President-Marketing, Sales and Commercial Development of the Company. The initial term of the Pursley Agreement is two years, and the Pursley Agreement provides that it shall automatically be renewed for successive two year periods unless either party gives the other notice of nonrenewal. For his services, Mr. Pursley is currently entitled to an annual salary of $175,000 and to bonuses to be determined at the discretion of the Company's Board. In addition, pursuant to the Pursley Agreement the Company loaned $80,000 to Mr. Pursley. The loans bear interest at a rate of 6.8 % per annum. Pursuant to the terms of one of the loans, the repayment of $40,000 of indebtedness was forgiven upon his relocation to New Jersey. The remaining $40,000 of indebtedness shall become due on June 30, 1997 or sooner, if Mr. Pursley shall cease to be employed by the Company. Furthermore, in connection with the Pursley Agreement, Mr. Pursley was granted options to purchase 75,000 shares of the Company's Common Stock at an exercise price of $2.3125 per share, the fair market value on the date of grant. Such options become exercisable in four annual installments of 18,750 shares each. In the event that Mr. Pursley's employment is terminated by the Company at any time for any reason other than justifiable cause, disability or death, or the Company shall fail to renew the Pursley Agreement, the Company is obligated to pay Mr. Pursley an amount equal to his then annual salary, payable bi-weekly in equal installments.

Compensation of Directors

     Directors of the Company do not receive any cash compensation for their services as directors, except that beginning January 1, 1995 non-employee members of the Executive Committee and beginning June 1, 1995 non-employee members of the Audit Committee and Compensation and Stock Option Committee receive $1,000 per Committee meeting attended. Upon becoming a director of the Company, non-employee directors receive a one time only grant of options to purchase 20,000 shares of the Company's Common Stock pursuant to the Company's Stock Option Plan for Outside Directors. In addition, non-employee directors receive quarterly grants of shares of Common Stock pursuant to the Company's Stock Compensation Plan for Outside Directors. All directors are reimbursed for their expenses in connection with attending meetings of the Company's Board. In addition, on January 31, 1996, the Board of Directors engaged Mr. Conrad as a consultant to the Company with respect to research and development strategic planning and the Company's Oxandrin(r) product launch at a fee of $20,000 per year.

     Stock Option Plan For Outside Directors. Pursuant to the Company's Stock Option Plan for Outside Directors (the "Option Plan"), each person who is neither an officer nor employee of the Company or its subsidiaries and who is elected or appointed a director of the Company (the "New Director") automatically receives on the date of his initial election or appointment to the Company's Board (the "Grant Date") an option to purchase 20,000 shares of the Company's Common Stock (the "Option") at a per share exercise price equal to the Fair Market Value (as defined in the Option Plan) of the Company's Common Stock on the Grant Date.

     Options may be exercised as to 5,000 shares on the date which is six months and one day after the Grant Date and an additional 5,000 shares on each of the three successive anniversaries of the Grant Date. In the event that a New Director ceases to be a director of the Company, such person may exercise any portion of the Option that is exercisable by him at the time he ceases to be a director of the Company, but only to the extent such Option is exercisable as of such date, within six months after the date he ceases to be a director of the Company. However, in the event a "Change of Control of the Corporation" (as defined in the Option Plan) shall occur, all options granted under the Option Plan which are outstanding at the time a Change of Control of the Corporation occurs shall immediately become exercisable. Options granted under the Option Plan have a term of ten years from the Grant Date and are not "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     Mr. Hoffer Kaback, who was elected a director of the Company on November 1, 1989, was granted an Option at a per share exercise price of $1.09, the Fair Market Value of the Company's Common Stock on January 29, 1990, the date of the adoption of the Option Plan by the Company's Board. Mr. Herbert J. Conrad, who was elected a director of the Company on October 14, 1993, was automatically granted an Option at a per share price of $5.8125. Mr. Fred Holubow, who was elected a director of the Company on April 6, 1994, was automatically granted on such date an Option at a per share exercise price of $4.1875. Mr. David Tendler and Mr. Virgil Thompson, who were elected as directors of the Company on June 2, 1994 were each automatically granted an Option at a per share exercise price of $2.9375. Mr. Charles MacDonald, who was elected as a director of the Company on October 24, 1994, was automatically granted an Option at a per share exercise price of $2.15625. Mr. Moses Marx and Mr. Bradford Whitmore, who were elected as directors of the Company on December 6, 1994, were each automatically granted an Option at a per share exercise price of $2.375.

     Stock Compensation Plan for Outside Directors. Pursuant to the Company's Compensation Plan for Outside Directors (the "Compensation Plan"), each director of the Company who is neither an officer nor employee of the Company or its subsidiaries (an "Outside Director") is awarded automatically, in lieu of cash compensation for services as a director, on the last business day of each full fiscal quarter subsequent to his election or appointment as an Outside Director, such number of shares of the Company's Common Stock as has an aggregate Fair Market Value (as defined in the Compensation Plan) equal to $2,500, based on the price of the Company's Common Stock on the date of issue (the "Shares"). The Compensation Plan provides that each Outside Director will be awarded Shares until such time as he is no longer an Outside Director. If an Outside Director ceases to be an Outside Director for any reason, the number of Shares which he will be awarded on the last business day of the Company's next fiscal quarter will be equal to one-third of the number of Shares which he would have been awarded on such date for each complete month that he was an Outside Director in the fiscal quarter in which he ceased to be an Outside Director.

     The Compensation Plan allows any Outside Director to defer the issuance and delivery of the Company's Common Stock awarded under the Compensation Plan until the termination of his services on the Company's Board or such other time as the Company's Board may determine. Virgil Thompson and the Company entered into a deferral agreement in June 1994 (the "Deferral Agreement") pursuant to which the issuance and delivery of the Company's Common Stock to be awarded to Mr. Thompson under the Compensation Plan has been deferred until after the date Mr. Thompson ceases to be a member of the Company's Board; provided, however, that any shares of the Company's Common Stock, the issuance of which was deferred, will be issued to Mr. Thompson at the time of a change in ownership or effective control of the Company or a change in ownership of a substantial portion of the Company's assets, as defined in the Code, except that in determining whether there is a change in effective control by reason of a stock acquisition, there must be an acquisition of stock possessing at least 40% (as opposed to the 20% requirement set forth in the Code), of the total voting power of the Company's Common Stock.

     During the 1995 fiscal year, each Outside Director eligible to receive shares under the Compensation Plan received 1,111 shares of the Company's Common Stock on March 31, 1995, 833 shares of the Company's Common Stock on June 30, 1995, 754 shares of the Company's Common Stock on September 30, 1995 and 547 shares of the Company's Common Stock on December 31, 1995. On March 31, 1995, June 30, 1995, September 30, 1995 and December 31, 1995, the Fair Market Value of the Company's Common Stock was $2.25, $3.00, $3.3125 and $4.5625, respectively. Each of Herbert Conrad, Fred Holubow, Hoffer Kaback, Charles MacDonald, Moses Marx, David Tendler, Dan Tolkowsky and Bradford Whitmore received an aggregate of 3,245 shares of the Company's Common Stock each under the Compensation Plan for their services as director during the 1995 fiscal year.

COMPENSATION AND STOCK OPTION COMMITTEE REPORT TO STOCKHOLDERS

     The report of the Compensation and Stock Option Committee (the "Compensation Committee") shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the "Securities Act") or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     The Compensation Committee is currently comprised of four directors. As members of the Compensation Committee, it is our responsibility to determine the most effective total executive compensation strategy based on the Company's business and consistent with stockholders' interests. Our specific duties entail reviewing the Company's compensation practices, recommending compensation for executives and key employees and administering the Company's stock option plans.

COMPENSATION PHILOSOPHY

     The Company has been engaged in the research, development, manufacture and marketing of genetically engineered and other products for human health care since its inception in 1980. One of the Company's strengths contributing to its success is the strong management team--many of whom have been with the Company for a significant period of time. The central goal of the Compensation Committee is to ensure that the Company's remuneration policy is such that the Company is able to attract, retain and reward capable employees who can contribute, both short- and longer-term, to the continued success of the Company. Equity participation and a strong alignment to stockholders' interests are key elements of the Company's compensation philosophy. The Company's executive compensation program consists of three parts: base salary, annual bonus and stock options. In awarding salary increases and bonuses, the Compensation Committee did not relate each element of executive compensation to specific elements of corporate performance. Rather, the Compensation Committee considered whether the compensation package as a whole adequately compensated each executive for the Company's performance during 1995 and executive's contribution to such performance.

     Under the Omnibus Budget Reconciliation Act ("OBRA") which was enacted in 1993, publicly held companies may be prohibited from deducting as an expense for federal income tax purposes total remuneration in excess of $1 million paid to certain executive officers in a single year. However, OBRA provides an exception for "performance based" remuneration, including stock options. The Company expects to keep "non-performance based" remuneration within the $1 million limit in order that all executive compensation will be fully deductible. Nevertheless, although the Committee considers the net cost to the Company in making all compensation decisions (including, for this purpose, the potential limitation on deductibility of executive compensation), there is no assurance that compensation realized with respect to any particular award will qualify as "performance based" remuneration.

BASE SALARY

     Base salary represents the fixed component of the executive compensation program. The Company's philosophy regarding base salaries is conservative, maintaining salaries at approximately competitive industry average. Determinations of base salary levels are established on an annual review of marketplace competitiveness with similar biotechnology companies, and on internal relationships. Periodic increases in base salary relate to individual contributions to the Company's overall performance, relative marketplace competitiveness levels, length of service and the industry's annual competitive pay practice movement. No specific performance targets were established for fiscal year 1994, which was the base year for determining the salary increases awarded in June 1995. In determining appropriate levels of base salary, the Compensation Committee relied in part on several biotechnology industry compensation surveys. In 1995, the Company, at the direction of the executive committee, amended the employment agreements with the executive officers to eliminate the specified annual minimum six percent salary increase.

Bonus

     Bonuses represent the variable component of the executive compensation program that is tied to the Company's performance and individual achievement. The Company's policy is to base a significant portion of its senior executives' cash compensation on bonus. In determining bonuses, the Compensation Committee considers factors such as relative performance of the Company during the year and the individual's contribution to the Company's performance.

Stock Options

     The Compensation Committee, which administers the Company's stock option plans, believes that one important goal of the executive compensation program should be to provide executives, key employees and consultants--who have significant responsibility for the management, growth and future success of the Company--with an opportunity to increase their ownership and potentially gain financially from the Company's stock price increases. This approach ensures that the best interests of the stockholders, executives and employees will be closely aligned. Therefore, executive officers and other key employees of the Company are granted stock options from time to time, giving them a right to purchase shares of the Company's Common Stock at a specified price in the future. The grant of options is based primarily on an employee's potential contribution to the Company's growth and financial results. In determining the size of option grants, the Compensation Committee considers the number of options owned by such officer, the number of options previously granted and currently outstanding, and the aggregate size of the current option grants. Options generally are granted at the prevailing market value of the Company's Common Stock and will only have value if the Company's stock price increases. Generally, grants of options vest in equal amounts over four years and the individual must be employed by the Company for such options to vest.

1995 Compensation to Chief Executive Officer

     In reviewing and recommending Dr. Fass' salary and bonus and in awarding him stock options for fiscal year 1995 and for his future services, the Compensation Committee followed its compensation philosophy. Dr. Fass' annual salary was increased to $290,000 in June 1995, a 5.5% increase over the prior year, compared to a 10% increase in salary in June 1994 over the prior year. The Compensation Committee recommended this increase in salary over the prior year in recognition of Dr. Fass' achievements in establishing new commercial relationships and advancing the commercialization of many of the Company's products. The Compensation Committee noted that Dr. Fass is a party to an employment agreement with the Company which provides for minimum annual salary increases of 6%, and in connection with the Compensation Committee's recommendation of Dr. Fass' salary, Dr. Fass agreed to waive such provision and freeze his salary at the current level for a period of two years. For the 1994 fiscal year, Dr. Fass received approximately 27% of his cash compensation in bonus, which bonus was paid in 1995. The Committee recommended the particular dollar amount of Dr. Fass' bonus in recognition of Dr. Fass' efforts in establishing new commercial relationships and advancing the commercialization of many of the Company's products. In 1995, Dr. Fass was granted options to purchase 60,000 shares of the Company's Common Stock at an exercise price of $3.50, the fair market value on the date of grant, under the terms of the 1992 Stock Option Plan. The options become exercisable in equal installments over four years on the anniversary date of the date of grant. The Compensation Committee believes a grant of a stock option to purchase 60,000 shares of the Company's Common Stock is reasonable, based on marketplace competitiveness, to secure the long-term services of the Company's chief executive officer and to further align the chief executive officer's compensation with stockholder interests.

                     COMPENSATION AND STOCK OPTION COMMITTEE

            MOSES MARX, DAVID TENDLER, VIRGIL THOMPSON, DAN TOLKOWSKY

THE COMPANY'S PERFORMANCE

     The following Stock Price Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     The following graph compares cumulative total return of the Company's Common Stock with the cumulative total return of (i) the S&P 500 Index, (ii) an industry peer group index (the "1996 Peer Index") and (iii) the industry peer group index utilized in 1995 (the "1995 Peer Index"). The graph assumes (a) $100 was invested on December 31, 1990 in each of the Company's Common Stock, the stocks comprising the S&P 500 Index, the stocks comprising the 1996 Peer Index and the stocks comprising the 1995 Peer Index, and (b), the reinvestment of dividends. The 1996 Peer Index consists of Advanced Magnetics, Inc., Alpha-Beta Technology, Inc., Alteon Inc., AutoImmune, Inc., CellPro, Inc., CoCensys, Inc., Creative Biomolecules Inc., Cyanotech Corp., Cytogen Corp., DepoTech Corp., Epitope, Inc., Genelabs Technologies, Inc., Gensia, Inc., Genzyme Corp. (Tissue Repair), ICOS Corp., Immunomedics, Inc., Incyte Pharmaceuticals Inc., Integra Lifesciences Corp., Lifecorp Biomedical Inc., Magainin Pharmaceuticals Inc., Meridian Diagnostics, Inc., Metra Biosystems Inc., Neurex Corp., Noven Pharmaceuticals, Inc., Oncogene Science, Inc., Organogenesis Inc., Scios Inc., Sugen, Inc., Systemix, Inc., Theratech, Inc. (UT), U.S. Bioscience, Inc. and Vical, Inc. The 1995 Peer Index consists of Alpha-Beta Technology, Inc., Agouron Pharmaceuticals, Inc., Alteon Inc., Amylin Pharmaceuticals, Inc., Applied Immune Sciences, Inc., ARRJS Pharmaceutical Corp., Athena Neurosciences, Inc., AutoImmune Inc., Cell Genesys, Inc., CellPro, Inc., Cytel Corp., Cytogen Corp., Genetic Therapy, Inc., Gensia, Inc., Genta Inc., ICOS Corp., Immulogic Pharmaceutical Corp., Immune Response Corp., Immunomedics, Inc., Incyte Pharmaceuticals, Inc., Interneuron Pharmaceuticals, Inc., Isis Pharmaceuticals, Inc., Matrix Pharmaceutical, Inc., NeoRx Corp., Neurogen Corp., Regeneron Pharmaceuticals, Inc., RIBI Immunochem Research Inc., Sequus Pharmaceuticals, Inc., Seragen, Inc., Shaman Pharmaceuticals, Inc., Somatogen, Inc., U.S. Bioscience, Inc., Univax Biologics, Inc., Vical, Inc. and Xoma Corp. The 1996 Peer Index consists of biotechnology companies with a market capitalization at December 31, 1995 of between $150 million and $250 million; at that date the Company had a market capitalization of $197.4 million. The 1995 Peer Index consists of those companies listed as Tier 2 companies by BioVenture Stock Report (January/February 1995) which had a market capitalization at December 31, 1994 of between $50 million and $150 million; at that date the Company had a market capitalization of $92.5 million according to the BioVenture Stock Report. The Company changed the companies in the peer group index because of the change in the Company's market capitalization between December 31, 1994 and December 31, 1995.

                             STOCK PERFORMANCE GRAPH


                      12/31/90  12/31/91  12/31/92  12/31/93  12/30/94  12/29/95
                      --------  --------  --------  --------  --------  --------
BTG                     100       467.7     318.6    284.7     116.9     247.4

Peer
 Group 1995             100       404.5     371.2    382.9     303.1     757.6

Peer
 Group 1996             100       451.3     455.8    553.7     402.2    1033.9

S&P 500                 100       126.3     131.9    141.2     139.0     186.5

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

     Arthur Andersen LLP have been the independent auditors for the Company since December 1990 and will serve in that capacity for the 1996 fiscal year. A representative of Arthur Andersen LLP will be present at the Annual Meeting and will have an opportunity to make a statement if he desires to do so, and will respond to appropriate questions from stockholders.

                              STOCKHOLDER PROPOSALS

     All stockholder proposals which are intended to be presented at the 1997 Annual Meeting of Stockholders of the Company must be received by the Company no later than January 15, 1997 for inclusion in the Board of Directors' proxy statement and form of proxy relating to that meeting.

                                 OTHER BUSINESS

     The Board of Directors knows of no other business to be acted upon at the Annual Meeting. However, if any other business properly comes before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

     The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the Annual Meeting, please sign the proxy and return it in the enclosed envelope.



                                           By Order of the Board of Directors



                                           ROY L. GOLDMAN
                                           Secretary

Dated: May 15, 1996

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K WILL BE SENT WITHOUT CHARGE TO ANY STOCKHOLDER REQUESTING IT IN WRITING FROM: BIO-TECHNOLOGY GENERAL CORP., ATTENTION: LEAH BERKOVITS, 70 WOOD AVENUE SOUTH, ISELIN, NEW JERSEY 08830.

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                          BIO-TECHNOLOGY GENERAL CORP.
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 27, 1996.

     Herbert Conrad, Sim Fass, and Dan Tolkowsky, and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, are hereby authorized to represent and to vote all shares of common Stock of Bio-Technology General Corp. held of record by the undersigned on May 1, 1996, at the Annual Meeting of Stockholders to be held at 11:00 A.M. on Thursday, June 27, 1996, at The Metropolitan Club, 1 East 60th Street, New York, New York, and at any adjournment thereof. Any and all proxies heretofore given are hereby revoked.

     WHEN  PROPERLY  EXECUTED,  THIS  PROXY WILL BE VOTED AS  DESIGNATED  BY THE
UNDERSIGNED.   IF  NO  CHOICE  IS   SPECIFIED,   THE  PROXY  WIL  BE  VOTED  FOR
PROPOSAL--ELECTION OF DIRECTORS.

                  (Continued and to be signed on reverse side)

                                                                     SEE REVERSE
                                                                         SIDE

- --------------------------------------------------------------------------------

/X/ Please mark your
    votes as in this
    example.

                    FOR       WITHHOLD  Nominees are:
Proposal-Election                       Herbert Conrad, Sim Fass, Hoffer Kaback
of Directors        /  /      /  /      Charles MacDonald, Moses Marx, David
                                        Tendler, Virgil Thompson, Dan Tolkowsky
                                        and Bradford Whitmore.

Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting.

FOR all listed nominees (except do not vote for the nominee(s) whose name(s) appear(s) below:

- -----------------------------------------------





SIGNATURE(S)                                                     DATE
             ---------------------------------------------------      ---------
IMPORTANT:   Please sign exactly as name appears  above.  Each joint owner shall sign. Executors,  administrators,  trustees,  etc. should give full title as  such.  If  signer  is a  corporation,  please  give  full corporate name by duly authorized officer. If a partnership, please sign in partnership  name by authorized  person.  The  above-signed
             acknowledges   receipt   of  the   Notice  of  Annual   Meeting  of
             Stockholders and the Proxy Statement  furnished  therewith.  PLEASE
             MARK,  SIGN,  DATE AND RETURN  THIS PROXY CARD  PROMPTLY  USING THE
             ENCLOSED ENVELOPE.
- --------------------------------------------------------------------------------